UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2009 (August 19, 2008)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Tenth Amendment to the CWC Pension Plan

            On August 19, 2008, the Board of Directors of Connecticut Water Serivce, Inc. ("CTWS"), and its principal operating subsidiary, The Connecticut Water Company ("CWC" and collectivley with CTWS the "Company), approved the Tenth Amendment to the amended and restated CWC Employees’ Retirement Plan effective January 1, 1997, as amended (the “CWC Pension Plan").  The Tenth Amendment was adopted as a result of the Company’s January 2008 acquisition of the Eastern Division of Birmingham Utilities, Inc. and permits the former employees of the Eastern Connecticut Water Company, Inc. who became employed by the Company in connection with the acquisition to receive credit for their service with Eastern and/or Birmingham Utilities, Inc. for vesting purposes.  A copy of the Tenth Amendment to the CWC Pension Plan, dated August 19, 2008, is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Eleventh Amendment to the CWC Pension Plan

On November 21, 2008, the Company’s Board of Directors approved the Eleventh Amendment to the CWC Pension Plan.  The Eleventh Amendment provides that Company employees hired on or after January 1, 2009 are not eligible to participate in the Plan and makes certain other technical changes thereto.  A copy of the Eleventh Amendment, dated November 21, 2008, to the CWC Pension Plan, is attached hereto as Exhibit 10.2 and is hereby incorporated by reference.

Declaration of Dividends

At its January 7, 2009 meeting, the Company's Board of Directors declared a quarterly cash dividend of $ 0.2225 per common share payable on March 16, 2009 for shareholders of record as of March 2, 2009.  In addition, the Board also declared a quarterly cash dividend of $0.20 per share on Preferred A shares (not publicly-traded) payable on April 15, 2009 for shareholders of record as of April 1, 2009, and a quarterly cash dividend of $0.225 on Preferred 90 shares (OTCBB: CTWSP) payable on May 1, 2009 for shareholders of record as of April 17, 2009.

On January 8, 2009, the Company issued a press release describing the matters discussed above.  A copy of the Company’s press release dated January 8, 2009 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Amendment of the Charter of the Audit Committee

On December 1, 2008, the Audit Committee of the Company’s Board recommended changes to the Audit Committee’s written charter, subject to approval by the full Board.  Effective January 7, 2009, the Company’s Board of Directors approved these changes to the Audit Committee’s charter.   A copy of the Audit Committee’s charter, dated as of January 7, 2009, will be available on the Company’s website, www.ctwater.com, under the heading “Investor Information – Corporate Governance.”  A copy of the revised Charter is also attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

Item 9.01    Financial Statements and Exhibits

The following are filed herewith as exhibits hereto:

10.1	Tenth Amendment, dated August 19, 2008, to the amended and restated Connecticut Water Company Employees’ Retirement Plan, effective January 1, 1997.
10.2	Eleventh Amendment, dated November 21, 2008, to the amended and restated Connecticut Water Company Employees’ Retirement Plan, effective January 1, 1997.
99.1	Company press release, dated January 8, 2009.
99.2	Audit Committee Charter, dated as of January 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: January 13, 2009	By: /s/ David C. Benoit David C. Benoit Vice President – Finance and Chief Financial Officer